EXHIBIT 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-224249) pertaining to the 2016 Equity Incentive Plan of Qudian Inc., and

(2)	Registration Statement (Form S-8 No. 333-249085) pertaining to the 2016 Equity Incentive Plan of Qudian Inc.;

of our report dated May 13, 2022 relating to the financial statements of Secoo Holding Limited, appearing in Exhibit 99.1 to the Annual Report on Form 20-F/A (Amendment No. 1) of Qudian Inc. for the year ended December 31, 2020.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

November 18, 2022